Exhibit 5.8

[Gardere Wynne Sewell LLP Letterhead]

May 6, 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

Ladies and Gentlemen:

We have acted as special Texas counsel to each of the Texas corporations (collectively, the “Texas Corporations,” and each, individually, a “Texas Corporation”) and the Texas limited partnership (the “Texas LP”) listed on Schedule I attached hereto (collectively, the “Texas Entities,” and each, individually, a “Texas Entity”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Texas Entities and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”). The Exchange Notes will be issued as provided in the Indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the Guarantors named therein (including the Texas Entities) and Wilmington Trust FSB, as trustee (the “Trustee”). The Company will offer the Exchange Notes in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

In such capacity, we have examined the Registration Statement and the Indenture (including the Note Guarantees of the Texas Entities set forth in Article 10 of the Indenture), which Indenture has been filed with the Commission as an exhibit to the Registration Statement.

For purposes of rendering our opinions set forth herein, we also have examined originals or copies, certified or otherwise authenticated to our satisfaction, of the following documents relating to the Texas Entities:

(a)           Amended and Restated Certificate of Formation of each Texas Corporation (other than Hills II of Lakeway, Inc. (“Hills II”)), each as certified by the Secretary of State of the State of Texas (the “Tx SOS”) as of a date on or after March 16, 2011 and certified as being a complete and correct copy, and in full force and effect on the date hereof, by Ingrid J. Keiser, as Secretary of each such Texas Corporation (with respect to each such Texas Corporation, its “Current Charter”);

(b)           Articles of Incorporation of Hills II, as certified by the Tx SOS as of a date on or after March 16, 2011 and certified as being a complete and correct copy, and in full force and effect on the date hereof, by Ingrid J. Keiser, as Secretary of Hills II (the “Hills II Articles,” and together with each Current Charter, the “Current Charter of such Texas Corporation”);

(c)           Amended and Restated Bylaws of each Texas Corporation, each certified as being a complete and correct copy, and in full force and effect on the date hereof, by Ingrid J. Keiser, as Secretary of each such Texas Corporation (with respect to each such Texas Corporation, the “Current Bylaws of such Texas Corporation”);

(d)           Certificate of Limited Partnership of the Texas LP, as certified by the Tx SOS as of a date on or after March 16, 2011 (the “LP Certificate of the Texas LP”), and certified as being a complete and correct copy, and in full force and effect on the date hereof, by Ingrid J. Keiser, as Secretary of ClubCorp Gen Par of Texas, L.L.C., a Delaware limited liability company and general partner of the Texas LP (the “Texas LP General Partner”);

(e)           Third Amended and Restated Limited Partnership Agreement of the Texas LP, certified as being a complete and correct copy, and in full force and effect on the date hereof, by Ingrid J. Keiser, as Secretary of the Texas LP General Partner (the “Amended and Restated LP Agreement of the Texas LP”);

(f)            With respect to each Texas Entity and the Texas LP General Partner, a Certificate of Fact, dated on or after April 29, 2011, from the Tx SOS certifying as of the date thereof, as to the entity status of each such Texas Entity and the Texas LP General Partner, that such entity status is “in existence” in Texas;

(g)           With respect to each Texas Entity and the Texas LP General Partner, a Certificate of Account Status, dated on or after April 29, 2011, issued by the Comptroller of Public Accounts of the State of Texas certifying that as of the date thereof each such Texas Entity and the Texas LP General Partner, as applicable, is in good standing in Texas (with respect to each such Texas Entity and the Texas LP General Partner, such Certificate its “Entity Good Standing Certificate”);

(h)           Resolutions by the board of directors of each Texas Corporation relating to authorization of the execution and delivery of the Indenture and related matters, certified as being a complete and correct copy, and in full force and effect on the date hereof, by Ingrid J. Keiser, as Secretary of each such Texas Corporation; and

(i)            Consent of the Texas LP General Partner relating to the execution and delivery by the Texas LP of the Indenture and related matters, certified as being a complete and correct copy, and in full force and effect on the date hereof, by Ingrid J. Keiser, as Secretary of the Texas LP General Partner.

We have also examined such certificates of public officials, and other documents, records, certificates and instruments, and have considered such questions of law, as we have deemed necessary for the purposes of rendering the opinions expressed herein. As to various questions of fact material to our opinions expressed herein, we have relied upon certificates and written statements of officers and representatives of each of the Texas Entities (or, if applicable, officers and representatives of the Texas LP General Partner). Except as herein stated, we have made no independent investigation as to the organization, existence or affairs of any Texas Entity or the Texas LP General Partner.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             Each Texas Corporation is a corporation validly existing and in good standing under the laws of the State of Texas, the Texas LP is a limited partnership validly existing and in good standing under the laws of the State of Texas, and the Texas LP General Partner is duly qualified as a foreign limited liability company to do business in the State of Texas and in good standing under the laws of the State of Texas.

2.             Each Texas Entity had, at the time of execution and delivery of the Indenture, and has the requisite corporate or limited partnership, as applicable, power and authority under the laws of the State of Texas to execute and deliver the Indenture and to perform such Texas Entity’s obligations under the Indenture.

3.             Each Texas Entity has duly authorized, executed and delivered the Indenture.

4.             The execution and delivery by each Texas Entity of the Indenture and the performance by such Texas Entity of such Texas Entity’s obligations under the Indenture do not and will not (a) violate any provision of (i) with respect to each Texas Corporation, the Current Charter of such Texas Corporation or of the Current Bylaws of such Texas Corporation, or (ii) with respect to the Texas LP, the LP Certificate of the Texas LP or of the Amended and Restated LP Agreement of the Texas LP, and (b) do not and will not violate any Texas statute or any rule or regulation issued pursuant to any Texas statute.

The opinions expressed herein are subject to the following qualifications and limitations:

The opinions set forth herein arc based solely upon the current laws of the State of Texas, and we express no opinion with respect to, and assume no responsibility as to the applicability, or the effect of, the laws of any other jurisdiction, including, without limitation, the laws of the State of New York and the federal laws of the United States of America. In addition, no opinion is expressed herein with respect to (i) any laws, ordinances, codes, rules or regulations of any county, city, municipality or other political subdivision of the State of Texas, or (ii) any statutes, laws, codes, rules and regulations of any governmental authority relating to (A) pollution or protection of the environment, (B) zoning, land use, building or construction, (C) operation of any asset or property, (D) labor, employment, employee rights and benefits, or occupational safety and health, (E) utility regulation or regulation of matters pertaining to the acquisition, transportation, transmission, storage or use of energy sources used in connection therewith or generated thereby, (F) antitrust or competition, (G) taxation or (H) securities regulation, in each case with respect to each of the foregoing, (1) as interpreted, construed or enforced pursuant to any judicial, arbitral or other decision or pronouncement, (2) as enacted, promulgated or issued by, or otherwise existing in effect in, any jurisdiction, including, without limitation, any State of the United States of America (including the State of Texas) and the United States of America, and

(3) including, without limitation, any and all authorizations, permits, consents, applications, licenses, approvals, filings, registrations, publications, exemptions and the like required by any of them.

This opinion letter is for your benefit and use in connection with the Registration Statement and may be relied upon by your counsel, Simpson Thacher & Bartlett LLP, for the purpose of giving its legal opinion in connection with the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

GARDERE WYNNE SEWELL LLP

By:	/s/ Barry D. Drees
Barry D. Drees, Partner

Schedule I

Texas Entities

1.             April Sound Management Corp., a Texas corporation

2.             Bay Oaks Country Club, Inc., a Texas corporation

3              Brookhaven Country Club, Inc., a Texas corporation

4.             ClubCorp Golf of Texas, L.P., a Texas limited partnership whose general partner is ClubCorp Gen Par of Texas, L.L.C., a Delaware limited liability company

5.             Fair Oaks Club Corp., a Texas corporation

6.             Fort Bend Acquisition Corp., a Texas corporation

7.             GCC Asset Management, Inc., a Texas corporation

8.             Greenspoint Club, Inc., a Texas corporation

9.             Hackberry Creek Country Club, Inc., a Texas corporation

10.           Hearthstone Country Club, Inc., a Texas corporation

11.           Hill Country Golf, Inc., a Texas corporation

12.           Hills II of Lakeway, Inc., a Texas corporation

13.           Irving Club Acquisition Corp., a Texas corporation

14.           Kingwood Country Club, Inc., a Texas corporation

15.           Oakmont Management Corp., a Texas corporation

16.           Richardson Country Club Corp., a Texas corporation

17.           Shady Valley Management Corp., a Texas corporation

18.           The Club at Cimarron, Inc., a Texas corporation

19.           Timarron Golf Club, Inc., a Texas corporation

20.           Walnut Creek Management Corporation, a Texas corporation

21.           Wildflower Country Club, Inc., a Texas corporation

22.           Dallas Tower Club, Inc., a Texas corporation

23.           Houston City Club, Inc., a Texas corporation

24.           La Cima Club, Inc., a Texas corporation

25.           Memorial Stadium Club Management Corp., a Texas corporation

26.           The Downtown Club, Inc., a Texas corporation

27.           The Plaza Club of San Antonio, Inc., a Texas corporation

28.           Tower Club of Dallas, Inc., a Texas corporation

29.           West Park Club, Inc., a Texas corporation

30.           Westlake City Club, Inc., a Texas corporation

31.           Lakeway Clubs, Inc., a Texas corporation

32.           Stonebriar Management Corp., a Texas corporation

33.           Willow Creek Management, Inc., a Texas corporation

34.           Barton Creek Resort & Clubs, Inc., a Texas corporation